Delaware
PAGE 1
The First State
I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "GOLD RUN INC.," FILED IN THIS OFFICE ON THE FIFTH DAY OF MAY, A.D. 2006, AT 1:26 O'CLOCK P.M.
A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.
4154240 8100 060425177	[SEAL] STATE OF DELAWARE	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 4725961 DATE: 05-08-06

State of Delaware Secretary of State Division of Corporations Delivered 02:16 PM 05/05/2006 FILED 01:26 PM 05/05/2006 SRV 060425177 – 4154240 FILE
CERTIFICATE OF INCORPORATION
OF
Gold Run Inc.
The undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:
1. The names of the corporation (hereinafter referred to as the "Corporation") is Gold Run Inc.
2. The address of the registered office of the Corporation in the State of Delaware is 874 Walker Road, Suite C, City of Dover, County of Kent 19904. The name of its registered agent at such address is United Corporate Services, Inc.
3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
4. The Corporation shall have authority to issue one hundred million (100,000,000) shares of Common Stock, par value $.000001 per share.
5. The term of existence of the Corporation shall be perpetual.
6. The stockholders may hold their meetings, annual or special, within or without the State of Delaware as may be provided in the By-Laws, and the Board of Directors or any Committee thereof may hold all or any of their meetings within or without the State of Delaware at such places as the By-Laws or the Board of Directors may designate. The Corporation may have one or more offices and keep any of the books of the Corporation subject to the provisions of the laws of the State of Delaware within or without the State of Delaware at such places as may from time to time be designated by the Board of Directors. Elections of directors need not be written ballot unless the By-Laws of the Corporation shall so provide.
7. The Corporation shall possess and may exercise all the powers and privileges granted by the General Corporation Law or by any other law of the State of Delaware at the time in force or by this Certificate of Incorporation, together with any powers incidental thereto, so far as such powers and such privileges are necessary or convenient to the conduct, promotion or attainment of the purpose set forth in Article 3 of this Certificate of Incorporation.
8. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph 7 of section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented from time to time. Except as and to the extent otherwise required by Delaware law, the directors of the Corporation shall not be liable to the Corporation or the stockholders of the Corporation for any damage arising out of or in connections with or resulting from any breach of a director's fiduciary duty. The Corporation shall, to the full extent permitted by the General Corporation Law of the State of Delaware, indemnify all persons whom this Corporation may indemnify pursuant thereto and, in connection therewith, to the full extent permitted by Delaware law, advance expenses to all such persons in connection with the investigation and defense of actions brought against them which are arguably indemnifiable. Directors and officers of the Corporation shall not be obligated to repay funds so advanced unless it shall be specifically determined that such director or officer shall not be entitled to such indemnification. In addition, such persons shall not be required to provide any collateral security to ensure repayment of the advanced funds. The indemnification provided by this Section shall not limit or exclude any of the advanced funds. The indemnification provided by this Section shall not limit or exclude any rights, indemnities or limitations of liability to which any person may be entitled, whether as a matter of law, under the By-Laws of the Corporation, by agreement, vote of the stockholders or disinterested directors of the Corporation, or otherwise.

9. All transactions between the Corporation and one or more of its directors or officers, or between the Corporation and any corporation, partnership, association or other organization in which one or more of its directors or officers are officers or directors or have a financial interest, shall be valid to the full extent permitted by the General Corporation Law of the State of Delaware.
10. The name of the incorporator is James Berns, and the mailing address of the incorporator is 767 Third Avenue, New York, New York 10017.
Signed at New York, New York on May 5, 2005.
/s/ James Berns
James Berns, Esq. 767 Third Avenue New York, New York 10017

Delaware
PAGE 1
The First State
I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "GOLD RUN INC.," FILED IN THIS OFFICE ON THE FIRST DAY OF DECEMBER, A.D. 2006, AT 12:53 O'CLOCK P.M.
A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.
4154240 8100 061097560	[SEAL] SECRETARY'S OFFICE	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 5245042 DATE: 12-04-06

State of Delaware Secretary of State Division of Corporations Delivered 01:19 PM 12/01/2006 FILED 12:53 PM 12/01/2006 SRV 061097560 – 4154240 FILE
CERTIFICATE OF CORRECTION
TO
CERTIFICATE OF INCORPORATION
OF
Gold Run Inc.
Gold Run Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:
1. The names of the corporation is Gold Run Inc.
2. That a Certificate of Incorporation was filed by the Secretary of State of Delaware on May 5, 2006 and that said Certificate of Incorporation requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.
3. The inaccuracy in the Certificate of Incorporation is that Article 8 thereof does not reference the proper provision of the General Corporation Law of the State of Delaware necessary to eliminate the personal liability of the directors of the corporation to the fullest extent permitted by law.
4. Article 8 of the Certificate of Incorporation is hereby corrected to read as follows:
8. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by Section 102(b)(7) and Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented from time to time. To the fullest extent permitted by Delaware law, the directors of the Corporation shall not be liable to the Corporation or to the stockholders of the Corporation for any damage arising out of or in connection with or resulting from any breach of a director's fiduciary duty. The Corporation shall, to the full extent permitted by Delaware law, indemnify all persons whom the Corporation may indemnify pursuant thereto and, in connection therewith, to the fullest extent permitted by Delaware law, advance expenses to all such persons in connection with the investigation and defense of actions brought against them which are arguably indemnifiable. Directors and officers of the Corporation shall not be obligated to repay funds so advanced unless it shall be specifically determined that such director or officer shall not be entitled to such indemnification. In addition, such persons shall not be required to provide any collateral security to ensure repayment of the advanced funds. The indemnification provided by this Section shall not limit or exclude any of the advanced funds. The indemnification provided by this Article 8 shall not limit, or exclude any rights, indemnities or limitations of liability to which any person may be entitled, whether as a matter of law, under the By-Laws of the Corporation, by agreement, vote of the stockholders or disinterested directors of the Corporation, or otherwise.

IN WITNESS WHEREOF, Gold Run Inc. has caused this Certificate Correction to be executed this 9th day of November, 2006.
By:	/s/ John Pritchard
John Pritchard Chief Executive Officer